Exhibit 99.1

FRIENDFINDER NETWORKS INC. REPORTS FINANCIAL RESULTS FOR
THIRD QUARTER 2012

Adjusted EBITDA increased 33% to $22.5 million in Q3 2012 from $16.9 million in Q2 2012

(Sunnyvale, CA – November 14, 2012) FriendFinder Networks Inc. (NasdaqGM: FFN) (the “Company”), a leading internet and technology company providing services to the rapidly expanding markets of social networking and web-based video sharing, today announced financial results for the third quarter and nine months ended September 30, 2012.

“By refocusing our efforts on more effectively supporting our dominant revenue-generating properties, FriendFinder Networks continues to make significant operational progress.  Reflective of these efforts was a 7.5% quarter-over-quarter and a 6.2% year-over-year improvement in Average Revenue per User (ARPU) within the Adult segment during the third quarter,” said Anthony Previte, Chief Executive Officer of FriendFinder Networks.  “The continued strengthening of our operational results further bolstered our Adjusted EBITDA, which increased to $22.5 million for the third quarter, up 11.0% year-over-year and up 33% compared to the prior quarter.  We expect to see similar levels of adjusted EBITDA going forward, supported by the rollout of new products and enhancements in Q4 to our flagship brands as well as the launch of a new interactive TV product that we are very excited about.”

“For the second consecutive quarter, we achieved increased revenue contribution from Europe, which was up 8.8% from the prior quarter.  Despite the economic weakness and uncertainty in Europe on a macro level, we successfully executed in the region as our geographic price testing has been positively received and renewal cycles have started to kick in.  Additionally, we experienced success in our Video Entertainment segment which was up 4.4% year-over-year.  Overall, we are not satisfied with the declines in our overall revenue despite the fact that the decline is mainly attributable to our strategy of focusing on our higher margin proprietary brands; however, increasing our overall revenues will be a focus moving forward.”

“Operationally we continue to show improvements in certain areas of both our Adult and General Audience websites.  Within the Adult segment, conversion of members to subscribers increased to 4.9% from 4.1% in the third quarter of 2011.  In addition, Average Lifetime Net Revenue per Subscriber improved almost 24% quarter-over-quarter. Within the General Audience segment, our churn rate improved to 16.9%, compared with 19.6% during the same time period last year.  We also experienced a strong improvement in the rate of decline of ending subscribers in this segment during the quarter, which only declined 1% sequentially. This success is primarily attributable to the consolidation of our General Audience and Mobile segments, which has gone extremely well and has produced numerous synergies.”

Mr. Previte added, “Fines imposed by Visa US negatively impacted our bottom line during the quarter.  Due to the Company’s dependence on credit card processing, FriendFinder Networks continues to process transactions through Visa as we work through these issues.”

“Lastly, as announced on November 5, we have retained CRT Capital Group LLC as our financial advisor to help explore opportunities to refinance our long-term debt.  While we continue to see significant improvement in our operating results and have adequate cash to make our excess cash flow payment, we did not make the payment due November 5 in order to conserve cash and take advantage of favorable market conditions to refinance our debt.  We received forbearance agreements from more than 80% of our principal lenders to permit suspension of our required excess cash flow payment, which was due on November 5, 2012.  These agreements recognize the strengthening of our business and signal the continued support of our senior lenders.  We will continue to pay interest during the refinancing phase.”

Third Quarter Financial Results

Revenue for the third quarter of 2012 was $77.7 million.  Revenue was negatively impacted by a decrease in affiliate based traffic and lower resulting internet revenue as the Company continues to eliminate lower margin co-brands.

Gross profit for the third quarter of 2012 was $52.1 million. Gross profit was negatively impacted by the reduced revenue offset partially by reduced affiliate expense and higher margins.

Income from operations for the third quarter of 2012 was $17.0 million.

Loss from continuing operations for the third quarter of 2012 was ($5.7) million, or ($0.18) per share. The loss from discontinued operations, which resulted from the closure of all JigoCity operations, was ($2.1) million or ($0.07) per share.

Adjusted EBITDA for the third quarter of 2012 was $22.5 million.

Nine Month Financial Results:

Revenue for the nine months ended September 30, 2012 was $239.8 million.

Gross profit for the nine months ended September 30, 2012 was $153.4 million.

Income from operations for the nine months ended September 30, 2012 was $38.1 million.

Loss from continuing operations for the nine months ended September 30, 2012 was ($26.2) million, or ($0.83) per share.  The loss from discontinued operations was ($13.6) million or ($0.43) per share.

Adjusted EBITDA for the nine months ended September 30, 2012 was $52.8 million.

Balance Sheet, Cash and Debt

As of September 30, 2012, the Company had unrestricted cash and cash equivalents of $14.6 million, compared to $12.8 million at June 30, 2012.  As of September 30, 2012, the Company had outstanding principal debt of $504.4 million.  Free Cash Flow per Share was $0.45 for the third quarter ended September 30, 2012.

The Company has received forbearance agreements from more than 80% of its senior lenders to permit suspension of its required excess cash flow payment which was due November 5.

Conference Call Information

Management will host a conference call to discuss the results at 4:30 PM EST on Wednesday, November 14, 2012.  Participants should call 888-737-3707 (United States/Canada) or 913-312-0720 (International).

A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 877-870-5176 (United States/Canada) or 858-384-5517 (International) and enter confirmation code 9421270.  The replay will be available on November 14, 2012 at 7:30 PM EST through Wednesday, November 28, 2012 at 11:59 PM EST.

Non-GAAP Financial Measures

Management believes that certain non-GAAP financial measures of earnings before deducting net interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA are helpful financial measures as investors, analysts and others frequently use EBITDA and Adjusted EBITDA in the evaluation of other companies in FriendFinder Networks Inc.’s industry. For example, these measures eliminate one-time adjustments made for accounting purposes in connection with the Company’s Various acquisition in order to provide information that is directly comparable to its historical and current financial statements.  For more information regarding the Company’s acquisition of Various, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our History” in the Form 10-K for the year ended December 31, 2011.

These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in FriendFinder Networks Inc.’s industry, as other companies in FriendFinder Networks Inc.’s industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items.  The Company’s non-GAAP financial measures of EBITDA, Adjusted EBITDA and Free Cash Flow per Common Share are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or as alternatives to net income or as indications of operating performance or any other measure of performance derived in accordance with GAAP.

Management derived EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2012 and 2011 using the adjustments shown in the attached reconciliation table.  Free Cash Flow per Common Share was derived by subtracting capital expenditures and cash interest from Adjusted EBITDA and dividing the result by the weighted average shares outstanding for the period.

SAFE HARBOR

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC, including its Form 10-K for the year ended December 31, 2011 and its Form 10-Q for the quarter ended September, 30, 2012.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above and subject to such risk factors discussed in the Company’s recent SEC filings.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

ABOUT FRIENDFINDER NETWORKS INC.

FriendFinder Networks Inc. (www.FFN.com) is an internet-based social networking and technology company operating several of the most heavily visited websites in the world, including AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. FriendFinder Networks Inc. also produces and distributes original pictorial and video content and engages in brand licensing.

Investor Contact for FriendFinder Networks Inc.
Jeffrey Goldberger / Rob Fink
KCSA Strategic Communications
212.896.1206 or jgoldberger@kcsa.com / rfink@kcsa.com

Media Contact for FriendFinder Networks Inc.
Lindsay Trivento
Director, Corporate Communications
561.912.7010 or ltrivento@ffn.com

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FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash	$14,647	$23,364
Restricted cash	9,992	11,177
Acco Accounts receivable, less allowance for doubtful accounts of $1,063 and $1,155, respectively	13,303	8,939
Inventories	624	822
Prepaid expenses	3,969	5,645
Deferred tax asset	4,405	4,405
Total current assets	46,940	54,352
Film costs, net	3,928	4,105
Property and equipment, net	7,046	7,830
Goodwill	328,061	332,292
Domain names	56,360	56,093
Trademarks	6,613	6,613
Other intangible assets, net	3,064	16,920
Unamortized debt costs	8,152	11,754
Other assets	2,017	3,405
	$462,181	$493,364
LIABILITIES
Current liabilities:
Long-term debt which matures on September 30, 2013 and current installment of long term debt in 2011, net of unamortized discount of $3,273 and $260, respectively	$220,587	$8,270
Accounts payable	8,313	11,324
Accrued expenses and other liabilities	75,317	68,930
Deferred revenue	37,511	42,299
Total current liabilities	341,728	130,823
Deferred tax liability	28,310	28,310
Long-term debt, net of unamortized discount of $21,318 and $34,170, respectively	259,208	462,515
Total liabilities	629,246	621,648
Contingencies (Note 15)

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value — authorized 22,500,000 shares, none issued and outstanding
Common stock, $0.001 par value — authorized 125,000,000 shares issued and outstanding, 32,572,761 shares at September 30, 2012 and 31,219,644 shares at December 31, 2011	32	31
Capital in excess of par value	134,470	133,734
Accumulated deficit	(301,567)	(261,764)
Accumulated other comprehensive loss	−	(285)
Total stockholders’ deficiency	(167,065)	(128,284)
	$462,181	$493,364

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net revenue
Service	$73,224	$77,710	$225,245	$234,918
Product	4,500	5,026	14,568	14,709
Total	77,724	82,736	239,813	249,627
Cost of revenue
Service	22,141	24,267	74,904	68,547
Product	3,519	3,646	11,469	11,259
Total	25,660	27,913	86,373	79,806
Gross profit	52,064	54,823	153,440	169,821
Operating expenses:
Product development	2,420	4,024	10,721	12,080
Selling and marketing	6,404	8,279	25,060	22,679
General and administrative	21,748	22,836	66,062	67,507
Amortization of acquired intangibles and software	3,707	4,060	11,120	11,906
Depreciation and other amortization	800	913	2,361	3,268
Total operating expenses	35,079	40,112	115,324	117,440
Income from operations	16,985	14,711	38,116	52,381
Interest expense	(22,055)	(21,146)	(64,203)	(65,097)
Other finance expenses	−	−	(500)	−
Interest related to VAT liability not charged to customers	(262)	(476)	(1,004)	(1,410)
Foreign exchange (loss) gain, principally related to VAT liability not charged to customers	(463)	1,432	538	(1,521)
Gain on liability related to warrants	−	−	−	391
Loss on extinguishment of debt	−	−	−	(7,312)
Change in fair value of acquisition contingent consideration	−	−	1,400	−
Other non-operating expense net	127	1	(527)	(3,912)
Loss from continuing operations before income tax (benefit)	(5,668)	(5,478)	(26,180)	(26,480)
Income tax (benefit)	−	(82)	−	(5,542)
Loss from continuing operations	$(5,668)	$(5,396)	$(26,180)	$(20,938)
Loss from discontinued operations	(2,078)	−	(13,623)	−
Net loss	$(7,746)	$(5,396)	$(39,803)	$(20,938)
Net loss per common share — basic and diluted:
Continuing operations	$(0.18)	$(0.18)	$(0.83)	$(1.02)
Discontinued operations	(0.07)	−	(0.43)	−
Net loss	$(0.25)	$(0.18)	$(1.26)	$(1.02)
Weighted average shares outstanding — basic and diluted	31,537	30,330	31,516	20,505

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities
Net loss	$(39,803)	$(20,938)
Adjustment to reconcile net loss to net cash provided by operating activities-continuing operations:
Loss from discontinued operations	13,640	─
Amortization of acquired intangibles and software	11,120	11,906
Depreciation and other amortization	2,361	3,268
Amortization of film costs	2,213	2,141
Deferred income tax benefit	−	(5,542)
Non-cash interest, including amortization of discount and debt costs	38,508	35,452
Provision for doubtful accounts	368	105
Change in value of acquisition related contingent consideration	(1,400)	─
Gain on warrant liability	─	(391)
Loss on extinguishment of debt	─	7,312
Stock based compensation expense	754	2,554
Debt costs	(2,312)	─
Other	865	590
Changes in operating assets and liabilities:
Restricted cash	1,055	(4,218)
Accounts receivable	(4,732)	(112)
Inventories	198	235
Prepaid expenses	(422)	(310)
Film costs	(2,037)	(1,991)
Other assets	96	─
Accounts payable	(667)	(1,465)
Accrued expenses and other liabilities	2,407	(2,972)
Deferred revenue	(4,788)	(4,017)
Net cash provided by continuing operations	17,424	21,607
Net cash used in discontinued operations	(6,979)	─
Net cash provided by operating activities	10,445	21,607
Cash flows from investing activities:
Purchases of property and equipment	(2,813)	(4,472)
Cash paid for acquisition	─	(2,003)
Other	(267)	(49)
Net cash used in investing activities	(3,080)	(6,524)
Cash flows from financing activities:
Gross proceeds from sale of common stock from initial public offering	─	50,000
Payment of underwriter discount and other offering costs in connection with initial public offering	─	(6,724)
Recovery of debt issuance costs	─	296
Repayment of long-term debt	(16,082)	(76,770)
Net cash used in financing activities	(16,082)	(33,198)
Effect of exchange rate changes on cash
Net decrease in cash	(8,717)	(18,115)
Cash at beginning of period	23,364	34,585
Cash at end of period	$14,647	$16,470
Supplemental disclosures of cash flow information:
Cash Paid for:
Interest	$24,673	$29,030
Income taxes		30
Non-Cash Investing and Financing Activities:
Recording of beneficial conversion feature on Non-Cash Pay Second Lien Notes in connection with initial public offering, net of $5,660 of related deferred taxes		8,490
Deferred offering costs written off to capital in excess of par value		13,267
Conversion of Series A and B convertible preferred stock and series B common stock to common stock		12
Common Stock and warrants issued and contingent consideration liability in connection with acquisitions		8,000

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011
	(in thousands)
GAAP net loss	$(7,746)	$(5,396)	$(39,803)	$(20,938)
Add: Interest expense, net	22,055	21,146	64,203	65,097
Add: Other finance expenses	-	-	500	-
Subtract: Income tax benefit	-	(82)	-	(5,542)
Add: Amortization of acquired intangible assets and software	3,707	4,060	11,120	11,906
Add: Depreciation and other amortization	800	913	2,361	3,268
EBITDA	$18,816	$20,641	$38,381	$53,791
Add: Broadstream arbitration provision, including related legal fees	-	-	-	7,394
Subtract/Add: (Gain)/Loss related to VAT liability not charged to customers	725	(956)	466	2,931
Add: Loss of extinguishment of debt	-	-	-	7,312
Add: Severance Expense	7	388	434	388
Add: Discontinued Operations	2,078	-	13,623	-
Add: Stock Compensation Expense	347	269	803	2,554
Subtract: Change in fair value of acquisition related contingent consideration	-	-	(1,400)	-
Add: Indenture Fee	500	-	500	-
Adjusted EBITDA	$22,473	$20,342	$52,807	$74,370

Internet Segment Historical Operating Data

The following table presents certain key business metrics for our adult websites, general audience websites and live interactive video websites for the three and nine months ended September 30, 2012 and 2011.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Adult Websites
New members	7,777,820	9,812,584	25,981,960	28,963,082
Beginning subscribers	794,680	857,733	827,728	950,705
New subscribers	383,374	406,261	1,210,680	1,210,247
Terminations	414,662	414,325	1,275,016	1,311,283
Ending subscribers	763,392	849,669	763,392	849,669
Conversion of members to subscribers	4.9%	4.1%	4.7%	4.2%
Churn	17.7%	16.2%	17.8%	16.2%
ARPU	$22.16	$20.86	$21.46	$20.24
CPGA	$40.16	$45.21	$46.35	$43.55
Average lifetime net revenue per subscriber	$84.75	$83.76	$74.17	$81.51
Net revenue (in millions)	$51.8	$53.4	$153.7	$164.0
General Audience Websites
New members	888,129	1,463,706	3,010,530	5,050,758
Beginning subscribers	38,611	48,411	44,519	53,194
New subscribers	18,915	25,710	65,693	75,727
Terminations	19,461	27,785	72,147	82,585
Ending subscribers	38,065	46,336	38,065	46,336
Conversion of members to subscribers	2.1%	1.8%	2.2%	1.5%
Churn	16.9%	19.6%	19.4%	18.4%
ARPU	$11.18	$21.69	$13.91	$19.47
CPGA	$24.08	$30.10	$40.53	$26.83
Average lifetime net revenue per subscriber	$42.01	$80.86	$31.14	$78.75
Net revenue (in millions)	$1.3	$3.1	$5.2	$8.7
Live Interactive Video Websites
Total minutes	8,989,717	8,781,261	27,893,863	25,991,342
Average revenue per minute	$2.18	$2.36	$2.32	$2.33
Net revenue (in millions)	$19.6	$20.7	$64.7	$60.7